Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACT:
Doni Fordyce
L-1 Identity Solutions
203-504-1109
dfordyce@L1ID.com
L-1 Identity Solutions Sets Record Date and Meeting Date for Special Meeting of Stockholders to Vote on the Merger Transaction with Safran SA
STAMFORD, CT. — December 15, 2010 — L-1 Identity Solutions, Inc. (NYSE: ID), a leading supplier of identity solutions and services, today announced that a special meeting of stockholders to vote on the previously announced merger transaction with Safran SA has been scheduled to be held at the Hyatt Regency-Greenwich hotel located at 1800 E Putnam Ave, Old Greenwich, CT. on February 3, 2011 at 2 p.m. Eastern Time. L-1 stockholders of record as of the close of business on December 27, 2010 will be entitled to receive notice of, and voting materials relating to, the special meeting.
Under the terms of the agreement entered into on September 19, 2010, Safran has agreed to acquire L-1 Identity Solutions, Inc. following the sale of L-1’s intelligence services businesses to BAE Systems Information Solutions Inc. (a subsidiary of BAE Systems, Inc., the U.S. affiliate of BAE Systems plc). After giving effect to the BAE Systems transaction, L-1 will be comprised of Secure Credentialing Solutions, Biometric and Enterprise Access Solutions and Enrollment Services.
L-1 expects the BAE Systems transaction to close late in the fourth quarter of 2010 or early in the first quarter of 2011 and continues to expect the Safran merger to close during the first quarter of 2011, subject, in each case, to the timing of applicable regulatory processes and assuming satisfaction or waiver of all of the applicable conditions.
About L-1 Identity Solutions
L-1 Identity Solutions, Inc. (NYSE: ID) protects and secures personal identities and assets. Its divisions include Biometrics / Enterprise Access and Secure Credentialing solutions, as well as Enrollment and Government Consulting services. With the trust and confidence in individual identities provided by L-1, international governments, federal and state agencies, law enforcement and commercial businesses can better guard the public against global terrorism, crime and identity theft fostered by fraudulent identity. L-1 Identity Solutions has more than 2,200 employees worldwide and is headquartered in Stamford, CT. For more information, visit www.L1ID.com.
Forward Looking Statements
This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect the Company’s current views based on managements beliefs and assumptions and information currently available. Forward-looking statements concerning future plans or results are necessarily only estimates, and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the availability of customer funding for L-1 products and solutions, general economic and political conditions, the timing of consummating the previously -

announced proposed transactions with Safran SA and BAE Systems, Inc, the risk that a condition to closing such proposed transactions may not be satisfied, the risk that a regulatory approval that may be required for such proposed transactions is not obtained or is obtained subject to conditions that are not anticipated, the ability of the Company to successfully refinance or amend its credit agreement on a timely basis if required, and additional risks and uncertainties described in the Securities and Exchange Commission filings of L-1 Identity Solutions, including its Form 10-K for the year ended December 31, 2009 and the Company’s Form 10-Q for the quarter ended September 30, 2010 and the Form 8-K filed on November 17, 2010. L-1 Identity Solutions expressly disclaims any intention or obligation to update any forward-looking statements.
Important Information For Investors and Stockholders
This communication may be deemed to be solicitation material in respect of the proposed acquisition of L-1 by Safran. In connection with the proposed acquisition, on November 23, 2010, L-1 filed preliminary materials with the SEC, including a preliminary proxy statement on Schedule 14A. These materials are not yet final and will be amended. INVESTORS AND SECURITY HOLDERS OF L-1 ARE URGED TO READ THESE MATERIALS AND THE DEFINITIVE VERSIONS THEREOF WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED ACQUISITION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT L-1, SAFRAN AND THE PROPOSED ACQUISITION.
Investors and security holders may obtain a copy of the preliminary materials filed on November 23, 2010, the definitive versions of these materials and other and relevant materials (when they become available), and any other documents (when they become available) filed with the SEC free of charge at the SEC’s web site at www.sec.gov. The preliminary materials, the definitive versions thereof and such other documents, when they become available, may also be obtained free of charge on L-1’s website at www.L1ID.com under the tab “Investor Relations” or by contacting L-1’s investor relations department at (203) 504-1109.
L-1 and its directors and executive officers may be deemed to be participants in the solicitation of proxies of L-1 stockholders in connection with the proposed acquisition. Information regarding L-1’s directors and executive officers is set forth in L-1’s proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on March 16, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are set forth in the preliminary proxy statement filed on November 23, 2010.
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